Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information and related notes present the historical consolidated statements of operations of Modine Manufacturing Company (“Modine” or the “Company”) adjusted to reflect (1) the Company’s acquisition of 100% of the shares of multiple companies held by Luvata Heat Transfer Solutions II AB, a company incorporated in Sweden, which together represent the Luvata Heat Transfer Solutions business (“Luvata HTS”), and (2) the Company’s financing related to the acquisition, collectively referred to as the “Transactions.”

The Company completed its acquisition of Luvata HTS on November 30, 2016 for consideration totaling $415.6 million ($388.2 million, net of cash acquired).  The purchase price included 2.2 million Modine common shares, valued at $24.3 million at November 30, 2016.  Modine funded a significant portion of the Luvata HTS purchase price with debt financing, consisting of borrowings under the Company’s revolving credit facility of $31.4 million and borrowings under other credit facilities and Senior Notes totaling $325.0 million.  The pro forma adjustments related to the Transactions include the:

•	impact of preliminary fair value adjustments to the acquired assets and assumed liabilities of Luvata HTS;

•	translation of Luvata HTS historical financial information from euros into U.S. dollars and certain reclassifications of historical Luvata HTS amounts to conform to Modine’s presentation;

•
impacts on interest expense resulting from both the incremental indebtedness Modine incurred to finance the purchase of Luvata HTS and the repayment, prior to the acquisition, of Luvata HTS’s intercompany debt with its prior parent company and affiliated companies;

•	impact of acquisition-related transaction costs;

•	related income tax effects; and

•	impact of the 2.2 million Modine common shares, issued as part of the purchase price, on weighted-average shares outstanding.

The Unaudited Pro Forma Combined Statements of Operations for the nine months ended December 31, 2016 and for the year ended March 31, 2016, give effect to the Transactions as if they had occurred on April 1, 2015, the beginning of Modine’s fiscal year 2016. The Transactions have already been reflected in the consolidated balance sheet presented in the Company’s Form 10-Q for the quarter ended December 31, 2016; therefore, a pro forma balance sheet is not presented herein.  In addition, pro-forma information presented in the Company’s Form 10-Q for the quarter ended December 31, 2016 differs from the pro-forma information included herein as a result of the Company’s application of Article 11 of Regulation S-X, as compared with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” used for purposes of the Form 10-Q pro forma disclosures.  The Company’s historical financial results for the nine months ended December 31, 2016 include one month of post-acquisition operations of the Luvata HTS business, reported in the referenced Form 10-Q as Modine’s Commercial and Industrial Solutions (“CIS”) segment.  Accordingly, pro forma adjustments have been made to remove the results of operations of the CIS segment for the month ended December 31, 2016.

The unaudited pro forma combined financial information included herein is derived from historical financial statements of the Company and Luvata HTS and is based upon available information and certain estimates and assumptions the Company believes are reasonable.  Estimates and assumptions used in the preparation of the unaudited pro forma combined financial information are described in the accompanying notes below.  The Company believes the estimated fair values utilized for purposes of pro forma purchase accounting adjustments are based upon reasonable estimates and assumptions.  Estimates used may change as additional information becomes available and such changes could be material, as certain valuations and other studies have yet to progress to a stage where there is sufficient information for a definitive measurement.  The Company expects to complete its final purchase accounting analysis over the next few quarters.  As a result of that analysis, the Company may identify differences that, when finalized, could result in material differences from the unaudited pro forma combined financial information included herein.

The Company limited the pro forma adjustments included in the unaudited pro forma combined financial information to those that are i) directly attributable to the Transactions; ii) factually supportable; and iii) expected to have a continuing impact on the financial results of the Company.  The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial information.

Modine utilizes a fiscal year ending March 31 and Luvata HTS utilized a fiscal year ending on December 31. The unaudited pro forma combined financial information and related notes have been prepared utilizing period end dates that differ by fewer than 93 days, as permitted by Regulation S-X.  The historical financial information of Luvata HTS was prepared in accordance with International Financial Reporting Standards (“IFRS”), as adopted by the International Accounting Standards Board, and is reported in euros.  The unaudited pro forma combined financial information includes adjustments to translate the Luvata HTS historical financial statements from the reported euro amounts into U.S. dollars.  Modine assessed the need to make adjustments to Luvata HTS’s historical financial statements prepared under IFRS to conform to Modine’s accounting policies and generally accepted accounting principles in the United States (“U.S. GAAP”).  Certain historical amounts of Luvata HTS have been reclassified in the unaudited pro forma combined financial information to conform to Modine’s presentation.  Based upon its review completed to date, the Company determined that no material adjustments were needed to conform to accounting requirements under U.S. GAAP.

The unaudited pro forma combined financial information is not intended to represent what the Company’s results of operations actually would have been had the Transactions been completed as of April 1, 2015.  In addition, the unaudited pro forma combined financial information does not purport to project the future financial results of the Company.  The Unaudited Pro Forma Combined Statements of Operations do not include the impacts of any i) cost or revenue synergies; ii) potential restructuring actions; or iii) transaction-related costs that have been incurred or may result from the Company’s purchase of Luvata HTS.  In fiscal 2017 and 2018, the Company estimates that it will incur transaction-related costs totaling $16 million to $18 million for i) transaction advisors; ii) legal, accounting and other professional services; and iii) incremental costs directly associated with integration activities, including third-party consulting fees.

This unaudited pro forma combined financial information is derived from and should be read in conjunction with the Company’s audited annual consolidated financial statements and the unaudited interim consolidated financial statements, which are available in the Company’s Form 10-K for the year ended March 31, 2016 and the Company’s Form 10-Q for the quarter ended December 31, 2016, respectively, which are incorporated by reference in this filing.  The audited annual financial statements and the unaudited interim financial statements of Luvata HTS are contained in the Current Report on Form 8-K/A, to which this exhibit relates.

MODINE MANUFACTURING COMPANY
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the nine months ended December 31, 2016
(In millions, except per share amounts)

	Nine Months Ended December 31, 2016
	Historical
	Modine Manufacturing Company	Less: One month of Luvata HTS post-acquisition (Note 1)	Luvata HTS (Note 2)	Pro Forma Adjustments	(Note)	Pro Forma Combined

Net sales	$1,014.7	$(34.7)	$419.6	$(1.5)	3(i)	$1,398.1
Cost of sales	846.3	(30.3)	340.3	(1.8)	3(i,iv, viii)	1,154.5
Gross profit	168.4	(4.4)	79.3	0.3		243.6
Selling, general and administrative expenses	144.4	(4.7)	41.5	(2.0)	3(ii,v)	179.2
Restructuring expenses	6.0	-	-	-		6.0
Gain on sale of facility	(1.2)	-	-	-		(1.2)
Operating income	19.2	0.3	37.8	2.3		59.6
Interest expense	(10.5)	-	(19.0)	9.7	3(vi,vii)	(19.8)
Other (expense) income, net	(0.6)	0.1	(0.7)	-		(1.2)
Earnings before income taxes	8.1	0.4	18.1	12.0		38.6
Provision for income taxes	(1.3)	(0.4)	(7.3)	(0.2)	3(ix)	(9.2)
Net earnings	6.8	-	10.8	11.8		29.4
Net earnings attributable to non-controlling interest	(0.6)	-	-	-		(0.6)
Net earnings attributable to Modine	$6.2	$-	$10.8	$11.8		$28.8

Net earnings per share attributable to Modine shareholders
Basic	$0.13					$0.58
Diluted	$0.13					$0.58

Weighted-average shares outstanding
Basic	47.3			2.0	3(x)	49.3
Diluted	47.7			2.0	3(x)	49.7

See accompanying notes to the unaudited pro forma combined financial information.

MODINE MANUFACTURING COMPANY
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended March 31, 2016
(In millions, except per share amounts)

	Year Ended March 31, 2016
	Historical
	Modine Manufacturing Company	Luvata HTS (Note 2)	Pro Forma Adjustments	(Note)	Pro Forma Combined

Net sales	$1,352.5	$521.2	$(1.8)	3(i)	$1,871.9
Cost of sales	1,129.0	423.5	1.7	3(i,iv)	1,554.2
Gross profit	223.5	97.7	(3.5)		317.7
Selling, general and administrative expenses	204.5	53.6	8.8	3(v)	266.9
Restructuring expenses	16.6	1.0	-		17.6
Impairment charges	9.9	59.7	(59.7)	3(iii)	9.9
Operating (loss) income	(7.5)	(16.6)	47.4		23.3
Interest expense	(11.1)	(30.4)	16.1	3(vi,vii)	(25.4)
Other income (expense), net	8.7	(0.4)	-		8.3
(Loss) earnings before income taxes	(9.9)	(47.4)	63.5		6.2
Benefit (provision) for income taxes	8.9	(7.1)	4.0	3(ix)	5.8
Net (loss) earnings	(1.0)	(54.5)	67.5		12.0
Net earnings attributable to non-controlling interest	(0.6)	-	-		(0.6)
Net (loss) earnings attributable to Modine	$(1.6)	$(54.5)	$67.5		$11.4

Net (loss) earnings per share attributable to Modine shareholders
Basic	$(0.03)				$0.23
Diluted	$(0.03)				$0.23

Weighted-average shares outstanding
Basic	47.3		2.2	3(x)	49.5
Diluted	47.3		2.6	3(x)	49.9

See accompanying notes to the unaudited pro forma combined financial information.

MODINE MANUFACTURING COMPANY
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(In millions, except per share amounts)

Note 1:	Basis of Presentation

The Unaudited Pro Forma Combined Statements of Operations for the nine months ended December 31, 2016 and the year ended March 31, 2016 are presented as if the acquisition of Luvata HTS had occurred on April 1, 2015.  The Company adjusted the historical financial information to give effect to pro forma events that are i) directly attributable to the Transactions; ii) factually supportable; and iii) expected to have a continuing impact on the Company’s consolidated financial results.  Accordingly, the pro forma net earnings presented do not include non-recurring expenses or charges directly attributable to the acquisition of Luvata HTS.

As Luvata HTS utilized a fiscal year ending on December 31 and Modine utilizes a fiscal year ending on March 31, the Unaudited Pro Forma Combined Statements of Operations combine the historical results of Luvata HTS for the fiscal year ended December 31, 2015 and for the nine months ended September 30, 2016 with the historical results of Modine for the fiscal year ended March 31, 2016 and the nine months ended December 31, 2016, respectively, plus pro forma adjustments.  Since the acquisition of Luvata HTS was completed on November 30, 2016, the historical results of Modine for the nine months ended December 31, 2016 included one month of Luvata HTS post-acquisition financial results, which were reported as Modine’s CIS segment.  Accordingly, the CIS segment results for the month ended December 31, 2016 have been removed for the pro forma presentation.

The Company accounted for the Luvata HTS acquisition in this unaudited pro forma combined financial information using the acquisition method of accounting in accordance with FASB ASC Topic 805 “Business Combinations.”  In accordance with ASC 805, the Company used its preliminary best estimates and assumptions to assign fair values to the tangible and intangible assets acquired and liabilities assumed at the acquisition date, which are dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement.  The Company has made significant assumptions and estimates in determining the preliminary allocation of the purchase price in the unaudited pro forma combined financial information.  Goodwill, as of the acquisition date, was measured as the excess of purchase consideration over the preliminary fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based upon the Company’s assumptions and estimates, including preliminary assumptions relating to the fair values of assets acquired and liabilities assumed. The final allocation of the purchase consideration may differ materially from that reflected in the unaudited pro forma combined financial information after final valuation and other procedures are performed and amounts are finalized.

The unaudited pro forma combined financial information is not intended to represent what the Company’s financial results actually would have been had the Transactions been completed as of April 1, 2015.  In addition, the unaudited pro forma combined financial information does not purport to project the future financial results of the Company.

The unaudited pro forma combined financial information does not include the impacts of any i) cost or revenue synergies; ii) potential restructuring actions; or iii) transaction-related costs that have or may result from the Company’s acquisition of Luvata HTS.

Note 2:	IFRS to U.S. GAAP Adjustments, Foreign Currency Translation, and Reclassifications

Management has evaluated the differences between IFRS and U.S. GAAP as applicable to Luvata HTS and has determined that any such differences are immaterial to the Unaudited Pro Forma Combined Statements of Operations; therefore, no adjustments for IFRS to U.S. GAAP differences have been reflected in the unaudited pro forma combined financial information.  The Luvata HTS historical financial results utilized for the Unaudited Pro Forma Combined Statements of Operations for the nine months ended December 31, 2016 and year ended March 31, 2016 have been converted from euros into U.S. dollars using the historical average exchange rates of $1.1075 and $1.1042 per euro, respectively.  Certain historical amounts of Luvata HTS have been reclassified in the Unaudited Pro Forma Combined Statements of Operations to conform to Modine’s presentation.  These reclassifications principally consisted of reflecting i) Luvata HTS’s scrap sales (approximately $10.0 million per annum) within cost of sales versus net sales, ii) Luvata HTS’s interest expense as a discrete financial statement line item, and iii) other immaterial reclassifications.  Additionally, the Company will continue to assess Luvata HTS’s accounting policies for any additional adjustments that may be required to conform Luvata HTS’s accounting policies to those of the Company.

MODINE MANUFACTURING COMPANY
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(In millions, except per share amounts)

Note 3:	Pro Forma Adjustments

The following adjustments relate to the Unaudited Pro Forma Combined Statements of Operations for the nine months ended December 31, 2016 and the year ended March 31, 2016.

(i)
The elimination of sales from Luvata HTS to Modine totaling $1.5 million during the nine months ended December 31, 2016 and $1.8 million during the year ended March 31, 2016, as well as the corresponding cost of sales eliminations of $1.3 million and $1.5 million, respectively.

(ii)
The elimination of transaction-related costs incurred by Modine related to the Luvata HTS acquisition totaling $8.6 million during the nine-months ended December 31, 2016.  These costs were incurred for transaction advisory, legal, consulting, and other professional services related to the acquisition and were reported in selling, general and administrative (“SG&A”) expenses.  Costs incurred for integration-related activities were not eliminated.

(iii)
The elimination of a $59.7 million goodwill impairment charge that was recorded in Luvata HTS’s financial statements for the year ended December 31, 2015 as a direct result of considering the recoverable amount, less costs to sell, based upon the acquisition purchase price.

(iv)
Estimated incremental depreciation expense for property, plant and equipment that would have been recognized by Modine of $2.4 million during the nine months ended December 31, 2016 and $3.2 million during the year ended March 31, 2016.

(v)
Estimated intangible amortization expense totaling $6.6 million and $8.8 million that would have been recognized by Modine during the nine months ended December 31, 2016 and year ended March 31, 2016, respectively.

(vi)
Estimated interest expense of $9.2 million for the nine-month period ended December 31, 2016 and $14.2 million for the year ended March 31, 2016 for interest associated with borrowings to finance the Luvata HTS acquisition.  See Note 4 for further information.

(vii)
The elimination of interest expense totaling $18.9 million for the nine-month period ended December 31, 2016 and $30.3 million for the year ended March 31, 2016 for interest on Luvata HTS intercompany debt that was repaid prior to completion of the acquisition.  See Note 4 for further information.

(viii)
The elimination of a $2.9 million non-recurring impact to cost of sales recorded by Modine during the nine months ended December 31, 2016 resulting from an inventory-related purchase accounting adjustment that increased the carrying value of acquired inventory to its estimated fair value.  See Note 3 for further information.

(ix)
Estimated income tax impacts resulting from the pro forma adjustments based upon the statutory tax rates of the respective tax jurisdictions that apply to each pro forma adjustment.  The applicable statutory tax rates for the pro forma adjustments ranged from 28 percent to 35 percent, with the exception of a weighted-average rate of 16 percent used for the adjustment to historical interest expense on Luvata HTS’s intercompany debt, which considers the disallowance of certain intercompany interest deductions for historical income tax purposes, and the goodwill impairment charge, which was not deductible for historical income tax purposes.

(x)
The impact to basic and diluted weighted-average shares outstanding resulting from the 2.2 million Modine common shares issued as part of the acquisition purchase price.  For the nine months ended December 31, 2016, the historical Modine diluted weighted-average shares outstanding reflected the 2.2 million shares as outstanding for one month; therefore, the pro-forma adjustment increased the shares outstanding by 2.0 million.  For the year ended March 31, 2016, the historical Modine diluted weighted-average shares outstanding excluded 0.4 million of potentially dilutive securities, since to do so would have decreased the reported loss per share.  As the Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 2016 reflects pro forma net earnings, the Company included these 0.4 million dilutive securities in addition to the 2.2 million common shares issued to determine the pro forma diluted weighted-average shares outstanding.

MODINE MANUFACTURING COMPANY
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(In millions, except per share amounts)

The following table summarizes the preliminary fair value adjustments used to estimate the impact of acquired property, plant and equipment and identifiable intangible assets in the Unaudited Pro Forma Combined Statements of Operations.  The estimated depreciation and amortization expense in the table is assumed to be recognized on a straight-line basis over the estimated respective useful lives of the assets.

			Additional estimated expense recongnized for
	Fair value adjustment	Estimated useful life	Nine Months Ended December 31, 2016	Year Ended March 31, 2016
Property, plant and equipment	$29.7	8-20	$2.4	$3.2
Intangible assets	105.9	12	6.6	8.8

Based upon preliminary asset valuations, the Company has estimated the total fair value of acquired identifiable intangible assets to be $105.9 million, including customer relationship ($44.5 million), trade name ($43.4 million), and product technology ($18.0 million) intangible assets.  The Company is in process of finalizing its intangible asset valuations.

The preliminary purchase price allocation also included a $4.3 million fair value adjustment to step-up inventory to its estimated fair value.  Modine is charging the fair value adjustment to cost of sales as the underlying acquired inventory is sold.  For purposes of the unaudited pro forma combined financial information, the Company determined the inventory sales will occur within the first few months after the acquisition date.  As there is not a continuing impact of the inventory step-up to the Company’s future financial results, this $4.3 million inventory step up adjustment was not included in the Unaudited Pro Forma Combined Statements of Operations.  Modine’s actual financial results for the nine months ended December 31, 2016 included a $2.9 million increase in cost of sales related to this inventory step-up adjustment, which has been eliminated from the Unaudited Pro Forma Combined Statement of Operations.  Modine expects the remaining $1.4 million of the inventory step-up adjustment will be included in cost of sales during the fourth quarter of fiscal 2017.

Note 4:	Debt Financing

The Company entered into new debt financing to fund a significant portion of the Luvata HTS acquisition. The Company’s new debt facilities consist of the following:

•	$175.0 million revolving credit facility with a variable interest rate (3.4 percent at November 30, 2016) expiring fiscal 2022;

•	$175.0 million term loan with a variable interest rate (3.4 percent at November 30, 2016) maturing fiscal 2022;

•	€91.3 million term loan with a variable interest rate (2.5 percent at November 30, 2016) maturing fiscal 2022; and

•	$50.0 million of 5.8 percent Senior Notes maturing fiscal 2027.

The new $175.0 million revolving credit facility was entered into to refinance the Company’s previous credit facility, which resulted in an extension of approximately three years of the previously-existing maturity date.  The Company borrowed $31.4 million under the revolving credit facility, net of repayments using acquired cash, to partially fund the Luvata HTS acquisition.

Pro forma adjustments for the nine months ended December 31, 2016 and the year ended March 31, 2016 related to the Company’s new debt facilities are presented in the Unaudited Pro Forma Combined Statements of Operations to reflect the impact on interest expense as if the debt borrowings to fund the acquisition occurred on April 1, 2015.  Such adjustments include estimated interest expense, including amortization of debt issuance costs, associated with the new term loans, Senior Notes, and borrowings under the revolving credit facility.

The following details the pro forma adjustments as a result of the debt borrowings to fund the acquisition:

(a)
The interest expense effect of the new debt borrowings, for which Modine borrowed $31.4 million under the revolving credit facility, $175.0 million under the U.S. dollar term loan, €91.3 million under the euro-denominated term loan, and $50.0 million of 5.8% Senior Notes.

(b)	Debt issuance costs totaling $8.6 million.
(c)	The repayment, prior to the acquisition, of Luvata HTS’s intercompany debt with its prior parent company and affiliated companies.

MODINE MANUFACTURING COMPANY
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(In millions, except per share amounts)

The following table details the impact on interest expense resulting from the issuance of the new debt borrowings and the repayment of the Luvata HTS intercompany debt as a result of the acquisition:

	Nine Months Ended December 31, 2016	Year Ended March 31, 2016
New borrowings:
Revolving credit facility	$0.7	$1.1
Term loan due fiscal 2022 (USD)	3.8	5.9
Term loan due fiscal 2022 (EUR)	1.6	2.5
Senior Notes due fiscal 2027	1.9	2.9
Amortization of deferred debt issuance costs	1.2	1.8
Total interest expense from issuance of new debt	9.2	14.2

Elimination of Luvata HTS intercompany debt	(18.9)	(30.3)
Net pro forma change in interest expense	$(9.7)	$(16.1)

The interest expense adjustments presented above were calculated using the applicable interest rates per annum effective as of November 30, 2016.  Each one-eighth percentage point change in the assumed interest rates would result in a $0.4 million change in estimated annual interest expense.